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                                                                     EXHIBIT 5.1

                                                                December 6, 1999

Diamond Technology Partners Incorporated
875 North Michigan Avenue, Suite 3000
Chicago, Illinois 60611

         RE: 350,000 Shares of Class A Common Stock, $.001 par value, of Diamond Technology Partners Incorporated

Dear Sir or Madam:

         I refer to the Registration Statement on Form S-8 (the "Registration Statement") filed by Diamond Technology Partners Incorporated (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 350,000 shares of Class A Common Stock, $.001 par value (the "Shares"), of the Company which may be issued pursuant to the Diamond Technology Partners Incorporated Advisors Stock Option Plan (the "Plan").

         I am familiar with the proceedings to date with respect to the Plan and the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and I am satisfied as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

         Based on the foregoing, I am of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares will be, as and when acquired in accordance with the terms and conditions of the Plan, legally issued, fully paid and non-assessable under the Delaware General Corporation Law.

         I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                     Very truly yours,



                                     /s/ NANCY K. BELLIS
                                     -------------------------------------------
                                     Vice President and General Counsel
                                     of Diamond Technology Partners Incorporated